UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/26/2005

Collagenex Pharmaceuticals, Inc
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-28308

DE	52-1758016
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

41 University Drive
Newtown, PA 18940
(Address of Principal Executive Offices, Including Zip Code)

215-579-7388
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On May 25, 2005, the Board of Directors of CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company") pursuant to the Company's Non-Employee Director Compensation Summary, approved the grant of a nonstatutory stock option to purchase 12,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), to each non-employee director who served on the Company's Board of Directors during 2004 and who will continue to serve on the Company's Board of Directors during 2005 (the "Non-Employee Directors"), with the exception of Mr. Daverman, the Chairman of the Board of Directors, who was granted an option to purchase 18,000 shares of Common Stock.

In connection with such option grants, the Company entered into stock option agreements with the following Non-Employee Directors: Peter R. Barnett, D.M.D, Robert C. Black, Brian M. Gallagher, Ph.D., James E. Daverman, Robert J. Easton, W. James O'Shea and Robert A. Beardsley, Ph.D. The stock option grants set forth above were made under the Company's 1996 Stock Incentive Plan, under the following terms: (i) an exercise price equal to the last reported sale price of the Common Stock on the date of grant, or $4.58 per share, (ii) ten-year duration and (iii) vesting in four equal annual installments commencing one year after the date of grant, provided that the optionee then remains a director.

Item 9.01.    Financial Statements and Exhibits

(c) Non-Employee Director Compensation Summary (filed as Exhibit 10.44 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, Commission File No. 0-28308) is incorporated by reference.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Collagenex Pharmaceuticals, Inc.

Date: May 26, 2005.	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent
Chief Financial Officer